UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2021

ION Geophysical Corporation

(Exact name of registrant specified in its charter)

Delaware	1-12691	22-2286646
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2105 CityWest Blvd., Suite 100, Houston, Texas 77042

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Successful Completion of Exchange Offer and Consent Solicitation and Rights Offering

On April 20, 2021, ION Geophysical Corporation (the “Company” or “ION”) announced the successful completion of its previously announced offer to exchange (the “Exchange Offer”) the Company’s 9.125% Senior Secured Second Priority Notes due 2021 (the “Old Notes”) for newly issued 8.00% Senior Secured Second Priority Notes due 2025 (the “New Notes”) and the other consideration in the form of cash and ION common stock, as described in the Company’s Prospectus dated as of March 10, 2021 (the “Exchange Offer Prospectus”) and its previously announced rights offering (the “Rights Offering”) to its holders of common stock, par value $0.01 per share (the “Common Stock”) to purchase (i) $2.78 principal amount of the New Notes per Right, at a purchase price of 100% of the principal amount thereof or (ii) 1.08 shares of Common Stock per Right, at a purchase price of $2.57 per whole share of Common Stock, as described in the Company’s Prospectus dated as of March 10, 2021 (the “Rights Offering Prospectus” and, together with the Exchange Offer Prospectus, the “Prospectuses”). The Exchange Offer and the Rights Offering are sometimes referred to herein as the “Restructuring Transactions”.

In the Exchange Offer, an aggregate principal amount of $113,472,000, or approximately 94.1%, of the $120,569,000 outstanding Old Notes were accepted for exchange for (i) $84,652,000 aggregate principal amount of its New Notes, (ii) 6,116,369 shares of the Company’s Common Stock, including 1,542,201 shares issued as the Early Participation Payment and 4,574,168 shares issued as stock consideration in lieu of New Notes, and (iii) $20,659,722 paid in cash, including $3,595,250 of accrued and unpaid interest that became due on the Old Notes as part of the exchange. The Company has accepted for exchange all such Old Notes validly tendered and not validly withdrawn in the Exchange Offer as of the expiration time on April 12, 2021 at 11:59 p.m. New York City time. The amendment to the indenture governing the Old Notes became effective on April 20, 2021. Pursuant to the Exchange Offer, post-closing, the Company will make an offer to participants to repurchase New Notes at par for up to 50% of the proceeds raised in excess of $35 million from the Rights Offering valued at $3,417,643.

In the concurrent Rights Offering, an aggregate amount of $41,835,286 of Rights (including over-subscriptions) was validly exercised by the holders of the Company’s Common Stock, $30,081,000 allocated in New Notes and $11,754,286 allocated in 4,573,652 shares of ION Common Stock. All over-subscription rights were exercised without proration as the $50 million limit on proceeds was not exceeded. Backstop parties were paid 5% backstop fees, in kind, in the issuance of an additional $1,460,000 aggregate principal amount of New Notes and 215,241 shares of Common Stock.

In total, $116,193,000 in aggregate principal amount of New Notes and 10,905,262 shares of Common Stock were issued and delivered through the clearing systems of the Depository Trust Company today. ION will receive approximately $14 million in net proceeds from the transactions after deducting noteholder obligations, estimated transaction fees and accrued and unpaid interest paid on the Old Notes. Post transactions, a total of 28,811,207 shares of Common Stock are outstanding as of April 20, 2021.

Indenture

The New Notes are governed by the Indenture (the “Indenture”), dated as of April 20, 2021, among the Company, certain of the Company’s subsidiaries, as guarantors, and UMB Bank, National Association, as trustee and collateral agent (“Trustee”).

The New Notes are senior secured second-priority debt obligations of the Company and will mature on December 15, 2025. The New Notes will bear interest at a rate of 8.00% per annum. Interest on the New Notes will be payable on each June 15 and December 15, commencing on June 15, 2021. The New Notes will initially be guaranteed by each of ION’s material domestic subsidiaries and one subsidiary organized under the laws of Mexico (provided that certain matters with respect to such Mexico subsidiary will be finalized within 60 days of settlement) (“Guarantors”).

The New Notes:

•	will be senior obligations of ION;

•	will be secured on a second-priority basis, equally and ratably with all obligations of ION under any future Parity Lien Debt (as defined in the Indenture), by Liens on all of the assets of ION other than the Excluded Assets, subject to the Liens securing ION’s obligations under the Credit Agreement and any other Priority Lien Debt and other Permitted Prior Liens (as defined in the Indenture);

•	will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of ION subject to those Permitted Prior Liens;

•	will be senior in right of payment to any future subordinated Indebtedness of ION, if any;

•	will be unconditionally guaranteed by the Guarantors; and

•	will be structurally subordinated to all existing and future Indebtedness (as defined in the Indenture), claims of holders of preferred stock and other liabilities of Subsidiaries of ION that do not guarantee the New Notes.

Each guarantee of the New Notes:

•	will be senior obligations of each Guarantor;

•	will be secured on a second-priority basis, equally and ratably with all obligations of that Guarantor under any other future Parity Lien Debt, by Liens on all of the assets of that Guarantor other than the Excluded Assets, subject to the Liens securing that Guarantor’s guarantee of the Credit Agreement obligations and any other Priority Lien Debt and other Permitted Prior Liens;

•	will be effectively junior, to the extent of the value of the Collateral, to that Guarantor’s guarantee of the Credit Agreement and any other Priority Lien Debt, which will be secured on a first-priority basis by the same assets of that Guarantor that secure the New Notes;

•	will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of that Guarantor subject to those Permitted Prior Liens; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor, if any.

The Indenture contains covenants that, among other things, limit our ability, and the ability of our restricted subsidiaries, to:

•	incur additional debt or issue certain preferred stock;

•	make certain investments or pay dividends or distributions on our capital stock, purchase or redeem or retire capital stock, or make other restricted payments;

•	sell assets, including capital stock of our restricted subsidiaries;

•	restrict dividends or other payments by restricted subsidiaries;

•	create liens;

•	create unrestricted subsidiaries;

•	enter into transactions with affiliates; and

•	merge or consolidate with another company.

These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

Holders of New Notes may convert all or any portion of their New Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. The conversion rate will initially be 333 shares of Common Stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $3.00 per share of Common Stock) and is subject to adjustment as described in the Indenture. Upon conversion of a New Note, ION will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of its Common Stock or a combination of cash and shares of ION’s Common Stock, at ION’s election. If ION satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of its Common Stock, the amount of cash and shares of Common Stock, if any, due upon conversion will be based on a daily conversion value (as defined in this Prospectus) calculated on a proportionate basis for each trading day in a 30 trading day observation period.

On or after the day that is the eighteen (18) month anniversary of the issue date of the New Notes (the “Issue Date”), ION may require the conversion of all or part of the New Notes, at its option, if ION’s Common Stock, as determined by ION, has a 20-day volume weighted average price of at least 175% of the conversion price then in effect ending on, and including, the trading day immediately preceding the date on which ION provides notice of conversion (a “Optional Conversion”). If ION undergoes an Optional Conversion prior to the third anniversary of the Issue Date, holders of New Notes will be entitled to a “make-whole” premium payment in cash equal to the applicable premium amount.

The New Notes will be redeemable, in whole or in part, at our option at any time prior to December 15, 2023, at a cash redemption price equal to 100.0% of the principal amount of New Notes to be redeemed plus a make-whole premium and accrued and unpaid interest. The New Notes will also be redeemable, in whole or in part, at our option at any time on or after December 15, 2023, at a cash redemption price equal to 100.0% of the principal amount of New Notes to be redeemed plus accrued and unpaid interest.

If a Change of Control (as described in the Indenture) occurs, Holders of the New Notes may require us to repurchase their New Notes at a cash repurchase price equal to 101% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest.

Upon certain asset sales, we may be required to use the net proceeds therefrom to purchase New Notes at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest.

We issued one (1) shares of Series A Preferred Stock (the “Series A Preferred Stock”) to the New Notes Trustee to (i) provide certain rights and protections to holders of the New Notes and (ii) allow, under certain circumstances, the holders of New Notes to vote on an “as-converted” basis. The New Notes Trustee shall take direction from holders of 50.1% of the New Notes for any action requiring the consent of the holder of the Series A Preferred Stock or each act on which the holder of the Series A Preferred Stock is entitled to vote.

Following a default or event of default under the New Notes Indenture, the Series A Preferred Stock will be entitled to vote with the Common Stock of the Company as a single class and having voting power equal to the number of shares of Common Stock issuable upon the conversion of the New Notes. In addition, at all times when the Common Stock is entitled to vote, the Series A Preferred Stock will be entitled to vote with the Common Stock as a single class and having voting powers equal to the number of shares of Common Stock issuable upon the conversion of the New Notes for any transaction (a) modifying, amending, supplementing, or waiving any provision of ION’s organizational documents or (b) entering into any merger, consolidation, sale of all or substantially all of ION’s assets, or other business combination transactions. The holder of the Series A Preferred Stock will have the right to appoint two (2) directors to ION’s board of directors, both of whom must be independent.

The one share of Series A Preferred Stock will (i) rank pari passu in respect of voting rights with respect to ION’s Common Stock, (ii) have a liquidation preference equal to $1.00, (iii) not produce preferred dividends or ordinary dividends, (iv) not be transferable, except to a successor New Notes Trustee under the terms of the New Notes Indenture, (v) not be convertible into any other class of equity of ION, and (vi) not be granted registration rights. The Series A Preferred Stock may be redeemed by us upon the conversion into Common Stock, in the aggregate, of 75% or more of the New Notes. The redemption price will be $1.00.

In connection with the foregoing, the Company and the Guarantors entered into various other agreements and instruments relating to security interests, including the Intercreditor Agreement and the Fourth Amendment to the Credit Agreement described below.

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Supplemental Indenture

On April 20, 2021, the Company, the Guarantors, Wilmington Savings Fund Society, FSB, as trustee, and collateral agent, entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of April 28, 2016, among the Company, the Guarantors, Wilmington Savings Fund Society, FSB (as successor to Wilmington Trust, National Association), as trustee, and U.S. Bank National Association, as collateral agent, governing the Old Notes (the “Old Notes Indenture”). The Supplemental Indenture, among other things, provides for the release of the second priority security interest in the collateral securing the Old Notes, and deletes in their entirety substantially all of the restrictive covenants and certain events of default pertaining to the Old Notes. The Old Notes Indenture, as modified by the Supplemental Indenture, will be materially less restrictive and will afford significantly reduced protection to holders of such securities as compared to the restrictive covenants, events of default and other provisions previously contained in the Old Notes Indenture.

This summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.3 hereto and is incorporated by reference.

Intercreditor Agreement

On April 20, 2021, the Company and the Guarantors acknowledged and agreed to an intercreditor agreement (the “Intercreditor Agreement”) by and among PNC Bank, National Association, as first lien representative and collateral agent for the first lien secured parties, and UMB Bank, National Association, as second lien representative and collateral agent for the second lien secured parties. The Intercreditor Agreement, among other things, defines the relative priorities of the respective security interests in the collateral securing the New Notes and the obligations under the Company’s senior secured credit facility and certain other matters relating to the administration of security interests, exercise of remedies, certain bankruptcy-related provisions and other intercreditor matters.

The Intercreditor Agreement supersedes and replaces the second lien intercreditor agreement, dated as of April 28, 2016, by and among PNC Bank, National Association, as first lien representative for the first lien secured parties and collateral agent for the first lien secured parties, and Wilmington Savings Fund Society, FSB, as second lien representative and collateral agent for the second lien secured parties and third lien representative for the third lien secured parties and U.S. Bank National Association, as collateral agent for the third lien secured parties.

The summary of the Intercreditor Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Fourth Amendment to Revolving Credit Agreement

On April 20, 2021, the Company and the Guarantors, as co-borrowers, the financial institutions party thereto, as lenders, and PNC Bank, National Association, as agent for the lenders, entered into a fourth amendment (the “Fourth Amendment”) to the Revolving Credit and Security Agreement, dated as of August 22, 2014 (as previously amended, the “Credit Agreement”). The Credit Agreement, as amended by the Fourth Amendment, among other things, permitted the consummation of the Restructuring Transactions, including the issuance of the New Notes and certain cash payments to our noteholders in connection with the Exchange Offer and the Rights Offering, and made certain other changes to the Credit Agreement’s definitions and other provisions, including with respect to LIBOR.

The summary of the Fourth Amendment set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K under the heading “Indenture” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As described above under “Indenture”, we issued one share of Series A Preferred Stock to the New Notes Trustee in connection with the issuance of the New Notes (relying on the exemption from registration in Section 4(a)(2) of the Securities Act of 1933) and pursuant to a Certificate of Designation, Powers, Preferences and Rights dated April 20, 2021 (the “Certificate of Designation”), a copy of which is being filed as Exhibit 4.4 hereto and is incorporated herein by reference. The summary of the Series A Preferred Stock set forth under Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation.

Item 3.03	Material Modification to Rights of Security Holders.

On April 20, 2021, the Company, the Guarantors, Wilmington Savings Fund Society, FSB, as trustee and collateral agent, entered into the Supplemental Indenture described above, which modified the rights of holders of Old Notes. The information in Item 1.01 under the caption “Supplemental Indenture” is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2021, the Company amended its Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the number of authorized shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares to allow for the consummation of the Restructuring Transactions. These amendments were approved by shareholders at a special meeting held on February 23, 2021.

The summary of the amendments to the Certificate of Incorporation set forth in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, a copy of which is being filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 20, 2021, the Company issued a press release announcing the successful completion of the Exchange Offer and Consent Solicitation and the Rights Offering. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of ION Geophysical Corporation

4.1	Indenture, dated as of April 20, 2021, among ION Geophysical Corporation, the Guarantors thereto, UMB Bank, National Association, as trustee, and UMB Bank, National Association, as collateral agent

4.2	Form of New Note (included in Exhibit 4.1)

4.3	First Supplemental Indenture, dated as of April 20, 2021, by and among ION Geophysical Corporation, the Guarantors thereto, Wilmington Savings Fund Society, FSB, as Trustee (the “Trustee”) and Wilmington Savings Fund Society, FSB, as Collateral Agent (the “Collateral Agent”)

4.4	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock of ION Geophysical Corporation

4.5	Form of Series A Preferred Stock Certificate (included in Exhibit 4.4)

10.1	Intercreditor Agreement, dated as of April 20, 2021, among PNC Bank, National Association, and UMB Bank, National Association

10.2	Fourth Amendment to Revolving Credit and Security Agreement, dated as of April 20, 2021, by and among ION GEOPHYSICAL CORPORATION, ION EXPLORATION PRODUCTS (U.S.A.), INC., I/O MARINE SYSTEMS INC., GX TECHNOLOGY CORPORATION, GX GEOSCIENCE CORPORATION, S. DE R.L. DE C.V., the financial institutions a party hereto as lenders, and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders

99.1	Press Release, dated April 20, 2021, issued by ION Geophysical Corporation

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ION GEOPHYSICAL CORPORATION

By:	/s/ Matthew Powers
Matthew Powers
Executive Vice President, General Counsel and Corporate Secretary

Date: April 21, 2021